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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following: (i) Registration Statement No. 2-92404 on Form S-8, filed July 26, 1984; (ii) Registration Statement No. 2-96593 on Form S-8, filed March 22, 1985; (iii) Registration Statement No. 33-38790 on Form S-8 filed February 1, 1991; (iv) Registration Statement No. 33-41007 on Form S-8 filed June 7, 1991; (v) Registration Statement No. 33-61183 on Form S-8 filed July 20, 1995; (vi) Registration Statement No. 33-06315 on Form S-8 filed June 19, 1996; (vii) Registration Statement No. 333-78037 on Form S-8 filed May 7, 1999; (viii) Registration Statement No. 333-81173 on Form S-8 filed June 21, 1999, (ix) Registration Statement No. 333-91865 on Form S-8 filed December 1, 1999; (x) Registration Statement No. 333-110451 on Form S-3 filed November 13, 2003, and (xi) Registration Statement No. 333-105196 on Form S-3 filed May 13, 2003 of GATX Financial Corporation, of our report dated January 29, 2004 with respect to the consolidated financial statements and schedules of GATX Financial Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2003.

ERNST & YOUNG LLP

March 12, 2004
Chicago, Illinois